UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 9, 2018

K2M GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hope Parkway, SE

Leesburg, Virginia 20175

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 9, 2018, K2M Group Holdings, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 29, 2018 (the “Merger Agreement”), by and among the Company, Stryker Corporation, a Michigan corporation (“Parent”), and Austin Merger Sub Corp., a Delaware corporation (“Merger Sub”). At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and as a wholly owned direct or indirect subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indentures to Convertible Notes Indentures

The Company has outstanding $75 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2025 (the “2025 Notes”) and $50 million aggregate principal amount of its 4.125% Convertible Senior Notes due 2036 (the “2036 Notes” and, together with the 2025 Notes, the “Notes”).

On November 9, 2018, the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into (i) the Supplemental Indenture (the “2025 Supplemental Indenture”) to an indenture entered into between the Company and the Trustee, dated as of June 18, 2018, which governs the 2025 Notes (the “2025 Indenture”), and (ii) the Supplemental Indenture (the “2036 Supplemental Indenture” and, together with the 2025 Supplemental Indenture, the “Supplemental Indentures”) to an indenture entered into between the Company and the Trustee, dated as of August 11, 2016, which governs the 2036 Notes (the “2036 Indenture” and, together with the 2025 Indenture, the “Indentures”). In accordance with Section 5.08 of each of the Indentures, upon the consummation of the Merger the right to convert each $1,000 principal amount of Notes was changed to a right to convert such principal amount of Notes on the basis of the amount of Reference Property (as defined in the applicable Indenture), which is comprised of $27.50 in cash per Reference Property Unit (as defined in the applicable Indenture), that a holder of a number of shares of the Company’s common stock equal to the Conversion Rate (as defined in the applicable Indenture) immediately prior to the Merger would have owned or been entitled to receive upon the consummation of the Merger.

The above description of the 2025 Supplemental Indenture and the 2036 Supplemental Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the complete text of the 2025 Supplemental Indenture and the 2036 Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

4.1	Supplemental Indenture, dated as of November 9, 2018, by and between K2M Group Holdings, Inc. and The Bank of New York Mellon, as trustee (2025 Notes).

4.2	Supplemental Indenture, dated as of November 9, 2018, by and between K2M Group Holdings, Inc. and The Bank of New York Mellon, as trustee (2036 Notes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2018

K2M GROUP HOLDINGS, INC.

By:	/s/ Eric D. Major
Name:	Eric D. Major
Title:	President